                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
SAFENET, INC. (FORMERLY INFORMATION RESOURCE ENGINEERING, INC.):

         We consent to the incorporation by reference in the registration statement on Form S-4 (333-101577) of SafeNet, Inc. and subsidiaries of our report dated February 9, 2000, except for the second and third sentences in the second paragraph of Note 3 to the consolidated financial statements, which are as of May 17, 2002, related to the consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of SafeNet, Inc. and subsidiaries for the year ended December 31, 1999, and the related schedule, which report appears in the May 7, 2002, Current Report on Form 8-K of SafeNet, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP

Baltimore, Maryland
December 22, 2002